EXHIBIT 16.1

July 22, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Mineral Mountain Mining & Milling Company

Commission file number: 1-03319

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mineral Mountain Mining & Milling Company (Registrant) dated July 22, 2019, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC